UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 19, 2013, the Board of Directors of Libbey Inc. elected Ginger Jones as a member of Class II of the Board of Directors, to serve until the 2016 Annual Meeting of Stockholders or until her successor has been elected and qualified. Ms. Jones has not been appointed as a member of any committee of the Board at this time. The Board of Directors has determined that Ms. Jones is independent of the Company and its management under the standards set forth in the Company's Corporate Governance Guidelines. The Company's Corporate Governance Guidelines preclude a determination by the Board that a director is independent if the director does not meet the independence requirements set forth in the listing standards of the NYSE MKT stock exchange.
Ms. Jones is the senior vice president, chief financial officer of Plexus Corp (NASDAQ: PLXS), a global electronic, engineering and manufacturing services company, where she has served in this role since 2007. As CFO, Ms. Jones is responsible for all finance, treasury, investor relations and information technology functions. She is a certified public accountant and holds a bachelor's degree in Accounting from the University of Utah and a master's degree in Business Administration from the Ohio State University.

As a result of Ms. Jones's election to the Board of Directors, the Board now has ten members, eight of whom are outside directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Libbey Inc. Registrant
Date: August 20, 2013	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary